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                                                                    EXHIBIT 21.1

                               ACT NETWORKS, INC.

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                  Jurisdiction of Organization
- ------------------                                  ----------------------------

Advanced Compression Technology                          China
  (China) Limited

ACT-U.K. Limited                                         United Kingdom

ACT Networks Pty Ltd.                                    Australia

ACT Networks Foreign Sales Corporation                   Barbados

ACT - Presticom Inc.                                     Canada